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                                                                   EXHIBIT 10.21

                     AMENDMENT NO. 1 TO SERVICE AGREEMENT
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          Amendment No. 1 dated as of January 1, 2000 (this "Amendment") to that certain Service Agreement dated as of April 30, 1981 (the "Service Agreement") between SeaquistPerfect Dispensing GmbH, formerly Perfect-Valois GmbH, (the "Company") and Carl A. Siebel (the "Manager"). Capitalized terms used but not otherwise defined herein shall have the respective meanings specified in the Service Agreement.

          WHEREAS, the parties have heretofore entered into the Service Agreement; and

          WHEREAS, in order to set forth certain understandings of the parties, the parties desire to enter into this Amendment;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          A. Section 6(1) of the Service Agreement is deleted in its entirety and replaced with the following:

          (1) This Agreement shall continue until December 31, 2000 (the "Original Term") and shall thereafter automatically be renewed for successive one-year periods (each, a "Renewal Term"), unless terminated in writing by the Company or the Manager with a notice of at least seven months before the end of the Original Term or any Renewal Term.

          B. Section 6(3) of the Service Agreement is deleted in its entirety and replaced with the following:

          (3) The Agreement terminates automatically upon the death of the Manager.

          C. A new Section 6(4) of the Service Agreement is added to read as follows:

          (4) Notwithstanding anything contained herein to the contrary, any payments due to the Manager's survivors under Section 4(2) shall survive a termination of this Agreement pursuant to Section 6(3).

          D.  The following miscellaneous provisions shall apply to this
Amendment:

          (a) Except as amended herein, the Service Agreement remains in full force and effect.

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          (b) This Amendment may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (c) Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.



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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                          Aptar GmbH


                                          By:  /s/ Pfeiffer
                                             -----------------------------------
                                             Name:  Peter Pfeiffer



                                               /s/ Carl A. Siebel
                                             -----------------------------------
                                                   Carl A. Siebel


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